Exhibit (i)(2)

BELL, BOYD & LLOYD LLC                      THREE FIRST NATIONAL PLAZA
                                            70 WEST MADISON STREET, SUITE 3300
                                            CHICAGO, ILLINOIS 60602-4207
                                            312 372-1121  FAX  312 372-2098

                                            OFFICES IN CHICAGO
                                             AND WASHINGTON, D.C.


                                October 31, 2000

     As counsel for Artisan Funds, Inc. (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-88316 on each of the dates listed below:

     Series                   Date of Opinion          Date of Filing
     ------                   ---------------          --------------

Artisan Small Cap Fund        March 7, 1995            November 27, 1995
Artisan International Fund    October 13, 1995         November 27, 1995

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                /s/ Bell Boyd & Lloyd LLC